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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated March 19, 1996 relating to the financial statements of IMED Corporation, our report dated March 29, 1996 relating to the financial statements of IVAC Holdings, Inc., and our report dated June 29, 1995 relating to the financial statements of IVAC Corporation which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

San Diego, California
December 19, 1996